Exhibit 99.1

Dear Stockholder,

The last 18 months have been an exciting and busy time for InvenTrust. We have accomplished many significant events including self-management, the Xenia Hotels & Resorts, Inc. (“Xenia”) spin-off and a rebranding of the company and name change. Following these activities, we made it a priority to communicate to stockholders where the company was heading next. With this in mind, we have prepared a comprehensive investor presentation, available on the home page of our website at www.inventrustproperties.com. The presentation discusses the direction of InvenTrust, our platform strategies and strategic goals moving forward, including:

•	InvenTrust’s focus on enhancing our portfolio and increasing shareholder value;
•	Our experienced management team now in place to execute our platform strategies;
•	Our commitment to sustainable distributions;
•	Our strong, flexible balance sheet and capital structure in place to support the execution of our strategy;
•	Our growth initiatives through acquisitions, student housing development and retail redevelopment.

The presentation also illustrates the company’s focused strategy of balance sheet management, capital allocation and rotation and management’s disciplined distribution policy. We explain our well-defined investment thesis of tailoring our portfolio into our targeted asset classes of student housing and retail. Our focus and concentration on key top-tier markets and the building of complete, independent platforms for each asset class.

After reviewing this presentation and other past videos available on our website, we hope you come away with a more complete understanding of the company and our strategy. If you have any questions about the presentation, please feel free to email us at investorrelations@inventrustproperties.com.

2015 First Half Financial Results

InvenTrust had a solid first half of 2015. Here are a few key metrics that demonstrates how our portfolio is performing:

•	Finished the quarter with 143 properties – 110 retail, 14 student housing and 19 non-core.

•	As of June 30, 2015, Retail economic occupancy was 93% and student housing physical occupancy was 95%.

•	Same-store modified net operating income (“NOI”) increased 4.2% over the first half of 2014. This number was driven by a 5.1% and 8.3% increase in same-store modified NOI for the retail and student housing platforms, respectfully.

•	FFO per share was $0.16 (includes one month of Xenia operating results).

•	Average mortgage interest rate ended the second quarter at 5.01% with a leverage ratio of 36.4% based on our line of credit covenants.

•	Subsequent to the end of the second quarter, student housing delivered approximately 1,600 beds from three development projects that opened in August.

Investor Survey

InvenTrust’s management is interested in your feedback and views regarding your investment. Please take a moment to contact our Investor Services group at 855-377-0510 to take a brief survey. The survey takes only three minutes to complete and your responses will be completely anonymous. The data collected will provide useful information on stockholder sentiment and will help management understand how our stockholders receive information about our company. We appreciate your input and continued support of InvenTrust Properties.

Cash Distribution

Enclosed is a check for your cash distribution equaling $0.032499 per share for the third quarter of 2015. If you have invested through a trustee, a distribution statement is enclosed in lieu of a check.

Sincerely,

INVENTRUST PROPERTIES CORP.

Thomas P. McGuinness
President, CEO

cc:	Trustee / Broker Dealer / Financial Advisor

Forward-Looking Statements in this letter, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representation, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, our ability to execute on our strategy, our ability to return value to our stockholders and the availability of cash flow from operating activities to fund distributions. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see the Risk Factors included in InvenTrust’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this letter. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.